AMENDMENT

To Transfer Agency and Service Agreement

Between

The Charles Schwab Family of Funds,

Schwab Investments,

Schwab Capital Trust,

Schwab Annuity Portfolios

and

Boston Financial Data Services, Inc.

This Amendment is made this 3rd day of October, 2016 and effective as of May 1, 2016, between The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, and Schwab Annuity Portfolios (each, a “Fund”, and collectively, the “Funds”) and Boston Financial Data Services, Inc. (the “Transfer Agent”). In accordance with Section 3 (Fees and Expenses) and Section 16.1 (Amendment) of the Transfer Agency and Service Agreement dated July 1, 2009 between the Funds and Transfer Agent (the “Agreement”) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Additional Services. Section 1.2 of the Agreement is hereby amended by adding the following new sub section 1.2(n):

“(n) Identity Theft Prevention. The Transfer Agent has developed and maintains a program of policies, procedures and controls to assist each Fund in its compliance with applicable identity theft regulatory requirements, including Regulation S-ID , Title 16 of the Code of Federal Regulations (“CFR”) Part 681 (Identity Theft Rules) and giving due consideration to the Guidelines provided in Appendix A thereto. The Transfer Agent’s program and controls are reasonably designed to assist in the detection of violations of those requirements. Among other things, the program is designed to identify, detect, and respond to Red Flags, as defined in Section 681.1. The Transfer Agent agrees to promptly report any detected violations to the affected Fund in accordance with agreed upon procedures and to provide annual certification to each Fund with respect to its controls.”

2.	Section 3.1. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.1	Fee Schedule. For the performance by the Transfer Agent pursuant to this Agreement, each Fund agrees to pay the Transfer Agent the fees and expenses as set forth in the attached Schedule 3.1. Such fees and other fees, charges and advances identified under Section 3.2 below may be changed from time to time subject to mutual written agreement between each Fund and the Transfer Agent. The parties agree that the fees set forth on Schedule 3.1 shall apply with respect to the Portfolios set forth on Schedule A hereto, as such Schedule may be amended from time to time, and to any additional series added to this Agreement under Section 16 that have requirements consistent with services then being provided by the Transfer Agent under this Agreement.”

3.	Section 3.2. Section 3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.2	Other Fees and Charges. In addition to the fees paid under Section 3.1 above, each Fund agrees to pay the Transfer Agent for certain other fees and charges, as set forth in “Other Fees and Charges” in Schedule 3.1, and such other fees, charges or expenses, each as incurred at the direction of the Funds or with advance written consent from the Funds. To the extent that “Other Fees and Charges” are comprised of pass-through fees from a third party, Transfer Agent will provide the Funds an invoice from the third party, upon reasonable request, for validation purposes.”

4.	Cost of Living Adjustment. The first sentence of Section 3.5 of the Agreement shall be deleted and replaced with the following sentence:

“Each year on May 1 during any term of this Agreement, there shall be a cost of living adjustment as reflected in Schedule 3.1 attached hereto.”

5.	Term. The first sentence of Section 12.1 of the Agreement shall be deleted and replaced with the following sentence:

“The initial term of this Agreement shall continue through April 30, 2020 (the “Initial Term”)”, unless terminated pursuant to the provisions of this Section 12.”

6.	Schedule A. The current Schedule A to the Agreement is replaced and superseded with Schedule A attached hereto and dated August 18, 2016;

7.	Omnibus Transparency Services Schedule. The current Omnibus Transparency Services Schedule (“Schedule 1.2(l)”) to the Agreement dated July 1, 2009 is hereby replaced and superseded with Schedule 1.2(l) attached hereto, dated May 1, 2016;

8.	Fee Schedule. The current Fee Schedule (“Schedule 3.1”) to the Agreement effective from February 1, 2013 through January 31, 2016 is hereby replaced and superseded with Schedule 3.1 attached hereto, dated May 1, 2016;

9.	All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment.

10.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

11.	The Parties hereby agree that the Agreement has been continually in full force and effect at all times since its effective date and that the Funds have heretofore provided the Transfer Agent with all notices required to effect any renewal or extension of the Agreement. To the extent that any provisions of this Amendment are inconsistent with the terms of the Agreement, the terms of this Amendment shall govern solely with regard to the subject of the inconsistency. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

Signature page to follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

THE CHARLES SCHWAB FAMILY OF FUNDS
By:	/s/ George Pereira
Name:	George Pereira
Title:	Chief Operating Officer
SCHWAB INVESTMENTS
By:	/s/ George Pereira
Name:	George Pereira
Title:	Chief Operating Officer
SCHWAB CAPITAL TRUST
By:	/s/ George Pereira
Name:	George Pereira
Title:	Chief Operating Officer
SCHWAB ANNUITY PORTFOLIOS
By:	/s/ George Pereira
Name:	George Pereira
Title:	Chief Operating Officer
BOSTON FINANCIAL DATA SERVICES, INC.
By:	/s/ Michael J. McNeill
Name:	Michael J. McNeill
Title:	Managing Director

SCHEDULE A

LIST OF FUNDS

As of August 18, 2016

THE CHARLES SCHWAB FAMILY OF FUNDS

Schwab Money Market Fund

Schwab Value Advantage Money Fund

Schwab Value Advantage Money Fund-Institutional Prime Shares

Schwab Retirement Advantage Money Fund

Schwab Investor Money Fund

Schwab Government Money Fund

Schwab U.S. Treasury Money Fund

Schwab Municipal Money Fund

Schwab California Municipal Money Fund

Schwab New York Municipal Money Fund (formerly Schwab New York AMT Tax-Free Money Fund)

Schwab AMT Tax-Free Money Fund (formerly Florida Muni Money Fund)

Schwab Massachusetts Municipal Money Fund (formerly Schwab Massachusetts AMT Tax-Free Money Fund)

Schwab Pennsylvania Municipal Money Fund

Schwab New Jersey Municipal Money Fund (formerly Schwab New Jersey AMT Tax-Free Money Fund)

Schwab Cash Reserves

Schwab Advisor Cash Reserves

Schwab Treasury Obligations Money Fund

Schwab Variable Share Price Money Fund

SCHWAB INVESTMENTS

Schwab 1000 Index Fund

Schwab Short-Term Bond Market Fund

Schwab Total Bond Market Fund

Schwab GNMA Fund

Schwab Tax-Free Bond Fund

Schwab California Tax-Free Bond Fund

Schwab Treasury Inflation Protected Securities Index Fund (formerly Schwab Inflation Protected Fund)

Schwab Global Real Estate Fund

Schwab Intermediate-Term Bond Fund (formerly Schwab Premier Income Fund)

SCHWAB CAPITAL TRUST

Schwab MarketTrack All Equity Fund

Schwab MarketTrack Growth Portfolio

Schwab MarketTrack Balanced Portfolio

Schwab MarketTrack Conservative Portfolio

Schwab Balanced Fund (formerly Schwab Viewpoints Fund)

Laudus Small-Cap MarketMasters Fund

Laudus International MarketMasters Fund

Schwab Core Equity Fund

Schwab Hedged Equity Fund

Schwab Total Stock Market Index Fund

Schwab S&P 500 Index Fund

Schwab Small Cap Index Fund

Schwab International Index Fund

Schedule A - 1

SCHWAB CAPITAL TRUST (continued)

Schwab Health Care Fund

Schwab Small Cap Equity Fund

Schwab Dividend Equity Fund

Schwab Target 2010 Fund

Schwab Target 2015 Fund

Schwab Target 2020 Fund

Schwab Target 2025 Fund

Schwab Target 2030 Fund

Schwab Target 2035 Fund

Schwab Target 2040 Fund

Schwab Large Cap Growth Fund

Schwab Fundamental US Small Company Index Fund

Schwab Fundamental US Large Company Index Fund

Schwab Fundamental International Large Company Index Fund

Schwab Fundamental Emerging Markets Large Company Index Fund

Schwab Fundamental International Small Company Index Fund

Schwab Monthly Income Fund—Moderate Payout

Schwab Monthly Income Fund—Enhanced Payout

Schwab Monthly Income Fund—Maximum Payout

Schwab International Core Equity Fund

Schwab Target 2045 Fund

Schwab Target 2050 Fund

Schwab Target 2055 Fund

Schwab Fundamental Global Real Estate Index Fund

Schwab Target 2060 Fund

Schwab Target 2010 Index Fund

Schwab Target 2015 Index Fund

Schwab Target 2020 Index Fund

Schwab Target 2025 Index Fund

Schwab Target 2030 Index Fund

Schwab Target 2035 Index Fund

Schwab Target 2040 Index Fund

Schwab Target 2045 Index Fund

Schwab Target 2050 Index Fund

Schwab Target 2055 Index Fund

Schwab Target 2060 Index Fund

SCHWAB ANNUITY PORTFOLIOS

Schwab Government Money Market Portfolio (formerly Schwab Money Market Portfolio)

Schwab MarketTrack Growth Portfolio II

Schwab S&P 500 Index Portfolio

Schwab VIT Balanced Portfolio

Schwab VIT Balanced with Growth Portfolio

Schwab VIT Growth Portfolio

Schedule A - 2

SCHEDULE 1.2(1)

OMNIBUS TRANSPARENCY SERVICES

Dated: May 1, 2016

A.	The Funds shall provide the following information to the Transfer Agent:

1.	A daily transmission of Dealer 164 trades in an industry standard format;

2.	The Funds to be included, along with each Fund’s frequent trading policy.

B.	Upon receipt of the foregoing information, the Funds hereby authorize and instruct the Transfer Agent to perform the following Services:

1.	Financial Intermediary Surveillance Schedules

(a) Create a system profile and infrastructure based upon parameters set by each Fund to establish and maintain Financial Intermediary surveillance schedules and communication protocol/links.

2.	Data Management Monitoring

(a) Monitor status of information requests until all supplemental data is received.

3.	Customized Reporting for Market Timing Analysis

(a) Run information received from the Financial Intermediaries through TA2000 System functionalities.

(b) Generate exception reports using parameters provided by the Funds.

4.	Daily Exception Analysis of Market Timing Policies for Supplemental Data Provided

(a) Review daily short-term trader exceptions, daily excessive trader exceptions, and daily supplemental data reconciliation exceptions.

(b) Analyze Financial Intermediary supplemental data (items), which are identified as “Potential Violations” based on parameters established by the Funds.

(c) Confirm exception trades and if necessary, request additional information regarding Potential Violations.

5.	Communication and Resolution of Market Timing Exceptions

(a) Communicate results of analysis to the Funds.

(b) Update AWD Work Object with comments detailing resolution.

(c) Keep a detailed record of all data exceptions and inquires with regards to potential violations.

6.	Management Reporting

(a) Provide periodic reports, in accordance with agreed upon frequency and content parameters, to the Funds. As reasonably requested by the Funds, the Transfer Agent shall furnish ad hoc reports to the Funds.

7.	Support Due Diligence Programs

(a) Update system watch list with pertinent information on trade violators.

(b) Maintain a detailed audit trail of all accounts that are blocked and reason for doing so.

Schedule 1.2(l)